UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2004

PSS WORLD MEDICAL, INC.

(Exact name of Registrant as specified in its charter)

Commission File Number: 0-23832

Florida	59-2280364
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

4345 Southpoint Blvd. Jacksonville, Florida	32216
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number (904) 332-3000

In accordance with General Instruction B.6 of Form 8-K, the information included or incorporated in this report, the Exhibits hereto, is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

The Exhibits to this Form 8-K contain statements that are not historical facts, including, but not limited to, statements regarding anticipated growth in revenue, gross and operating margins, and earnings, statements regarding the Company’s current business strategy and financial outlook and goals, the Company’s ability to complete and integrate acquired businesses and generate acceptable rates of return, the Company’s projected sources and uses of cash, and the Company’s plans for future development and operations, all of which are based upon current expectations. These statements are forward-looking in nature and involve a number of risks and uncertainties. Actual results may differ materially. Among the factors that could cause results to differ materially are the following: pricing and customer credit quality pressures; the loss of any of our distributorship agreements and our reliance on relationships with our vendors; our reliance on a limited number of elder care customers; the availability of sufficient capital to finance the Company’s business plans on terms satisfactory to the Company; competitive factors; the ability of the Company to adequately defend or reach a settlement of outstanding litigations and investigations involving the Company or its management; changes in labor, equipment and capital costs; changes in regulations affecting the Company’s business, such as the Medicare cliffs, changes in malpractice insurance rates and tort reform; future acquisitions or strategic partnerships; general business and economic conditions; and other factors described from time to time in the Company’s reports filed with the Securities and Exchange Commission. Many of these factors are outside the control of the Company. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company also wishes to caution readers that it undertakes no duty or is under no obligation to update or revise any forward-looking statements.

Item 9. Regulation FD Disclosure

On April 13, 2004, PSS World Medical, Inc. (the “Company”) issued a press release announcing that the Company will provide an online Web simulcast of the Company’s Investor Day meeting on Thursday, April 29, 2004, from 8:00 a.m. to 11:00 a.m., Eastern Time. Attached as Exhibit 99.1 to this report is a copy of the written materials (slides) that will be displayed during the simulcast. These materials are incorporated herein by reference.

The slides contain financial measures that are not in accordance with generally accepted accounting principles in the United States of America (“GAAP”). Attached as Exhibit 99.3 to this report is a detailed calculation of Return on Committed Capital (“ROCC”), which is return divided by committed capital. This non-GAAP financial

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measure is a common alternative measure of operating performance used by investors and financial analysts to measure profitability. Management believes that ROCC is a useful measure of capital and asset efficiency.

Attached as Exhibit 99.4 to this report is a reconciliation of (i) the pro forma summary balance sheet as of December 31, 2003, which reflects the issuance by the Company of $150 million principal amount of 2.25% Convertible Senior Notes due 2024 as if such Notes were issued on such date, and the use of proceeds therefrom, to (ii) the Company’s summary balance sheet as of December 31, 2003. Management believes that it is a useful measure of liquidity for management and investors to be able to review certain line items from the Company’s most current balance sheet on file with the Securities and Exchange Commission as if the Notes had been issued as of that date.

The Company provides these non-GAAP financial measures to supplement its consolidated financial statements presented in accordance with GAAP. These non-GAAP financial measures are intended to supplement the user’s overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by identifying certain expenses, gains and losses that, when included or excluded from the GAAP results, may provide additional understanding of the Company’s core operating results or business performance. However, these non-GAAP financial measures are not intended to supercede or replace the Company’s GAAP results.

Item 12. Disclosure of Results of Operations and Financial Condition.

On April 28, 2004, the Company issued a press release in which the Company announced its preliminary financial results for the fiscal year ended April 2, 2004. This press release is attached as Exhibit 99.2 to this report and is incorporated herein by reference. The slides referred to in Item 9 above include information about financial results for the fiscal year ended April 2, 2004, and are incorporated by reference in this Item 12.

Exhibits

Exhibit Number	Description

99.1	Slides for online Web simulcast of the Company’s Investor Day meeting on Thursday, April 29, 2004.

99.2	Press Release dated April 28, 2004 with respect to the Registrant’s preliminary financial results for the fiscal year ended April 2, 2004.

99.3	Preliminary Calculation of Return on Committed Capital for the fiscal year ended April 2, 2004.

99.4	Reconciliation of the pro forma summary balance sheet as of December 31, 2003, which reflects the issuance by the Company of $150 million principal amount of 2.25% Convertible Senior Notes due 2024 as if such Notes were issued on such date and the use of proceeds therefrom, to the Company’s summary balance sheet as of December 31, 2003.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 28, 2004

PSS WORLD MEDICAL, INC.

By:	/s/ David M. Bronson
Name:	David M. Bronson
Title:	Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

99.1	Slides for online Web simulcast of the Company’s Investor Day meeting on Thursday, April 29, 2004.

99.2	Press Release dated April 28, 2004 with respect to the Registrant’s preliminary financial results for the fiscal year ended April 2, 2004.

99.3	Preliminary Calculation of Return on Committed Capital for the fiscal year ended April 2, 2004.

99.4	Reconciliation of the pro forma summary balance sheet as of December 31, 2003, which reflects the issuance by the Company of $150 million principal amount of 2.25% Convertible Senior Notes due 2024 as if such Notes were issued on such date and the use of proceeds therefrom, to the Company’s summary balance sheet as of December 31, 2003.

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